EXHIBIT 10.36

* Confidential portions of this document have been redacted and have been separately filed with the Commission.


                             ISLAND PACIFIC SYSTEMS
                             MODIFICATION AGREEMENT


                  Concurrently with the execution of this template Agreement, Toys "R" Us, Inc. ("Customer" or "you") and Island Pacific Systems Corporation ("Island Pacific" or "we") are entering into a certain License Agreement for Software Products (the "License Agreement") and a certain Services Agreement (the "Services Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the License Agreement. This document will serve as a template agreement between Customer and Island Pacific describing the manner in which modifications to Island Pacific's Software Products desired by Toys R Us are developed and delivered. We both agree to the following terms and conditions:

               DESCRIPTION OF PROJECT - [ * ]
               DESIGN SPECIFICATIONS - [ * ]
               CODE BUILD - [ * ]
               MILESTONES - [ * ]
               COSTS - [ * ]
               DELIVERY - [ * ]
               ACCEPTANCE - [ * ]
               SUPPORT - [ * ]

                  INTELLECTUAL PROPERTY - Any modification or enhancement developed by Island Pacific at your request, whether for a fee or not, becomes part of Island Pacific's software products. Title to the program product source code and related documents will remain with Island Pacific. The application will be incorporated into the I3 product suite and will be made available to all Island Pacific users.

                  DOCUMENTATION - Application documentation will be included as part of the first published release in which the modification exists.

                  LICENSE AGREEMENT - As set forth in Paragraph 3(b) of the License Agreement, the modified Software and Software Products will constitute "Software" and "Software Products" under the License Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

DATED:


                  TOYS "R" US, INC


                  BY:      /s/ Bruno Roqueplo
                     -----------------------------------------------------------
                        BRUNO ROQUEPLO, SENIOR VICE PRESIDENT OF FINANCE
                        AND ADMINISTRATION (CFO)


                  ISLAND PACIFIC SYSTEMS CORPORATION


                  BY:      /s/ Todd Hammett
                     -----------------------------------------------------------
                           TODD HAMMETT
                                    CHIEF FINANCIAL OFFICER

* Confidential portions of this document have been redacted and have been separately filed with the Commission.





April 10, 2000



Mr. Arthur Mason
Toys "R" Us, Inc.
Mack VI, 2nd Floor
461 From Road
Paramus, NJ  07652-3524

Dear Arthur:

This letter will serve as an amendment to the original Agreement dated May 20, 1999 between Toys "R" Us, Inc. ("Customer") and SVI Retail, Inc. ("SVI" or "we", formally known as Island Pacific Systems Corporation) in regards to the overall Supply Chain Modification Project (Code Build phase).

[ * ]

SVI and Customer have agreed to amend the section in the original Agreement titled "Acceptance" to read as follows:

ACCEPTANCE - [ * ]
                  -



Please acknowledge acceptance of the above change to the Agreement dated May 20, 1999 by signing below.



Signed:  _______________________________      _________________________________

         Toys "R" Us, Inc.                    SVI RETAIL, INC.

Dated:  _____________                         ______________



Please call me if you have any questions or comments.



Yours truly,


/s/ Mark Wulff
Mark Wulff
Chief Executive Officer

Enclosure

cc:      Jim Tso, Toys "R" Us, Inc.
         Todd Hammett, SVI